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                                                                    EXHIBIT 10.6

                           PURCHASE AND SALE AGREEMENT
                         (1909 WOODALL RODGERS FREEWAY)


        THIS PURCHASE AND SALE AGREEMENT (this "AGREEMENT") is made by and between OLY UPTOWN GENERAL PARTNERSHIP, a Texas general partnership ("SELLER"), and PRG REALTY PARTNERS, LTD., a Texas limited partnership ("PURCHASER").

        In consideration of the mutual covenants and representations herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

                                       1.
                                PURCHASE AND SALE

        1.1 PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell and convey to Purchaser, and Purchaser hereby agrees to purchase from Seller, all of the Seller's assignable and transferable right, title and interest in and to the following described property (herein collectively called the "PROPERTY"):

                (a) FEE SIMPLE LAND. That certain tract of land (the "FEE SIMPLE LAND") located in the City of Dallas, Dallas County, Texas, being more particularly described on EXHIBIT A-1 attached hereto and made a part hereof.

                (b) GROUND LEASE. Seller's leasehold interest as tenant in and to that certain tract of land described on EXHIBIT A-2 attached hereto and made a part hereof, located in the City of Dallas, Dallas County, Texas (the "GROUND LEASE LAND") pursuant to that certain Amended and Restated Lease dated September 30, 1998, by and between Seller, as tenant, and Orien L. Woolf, as landlord, ("GROUND LESSOR") (as amended, assigned or otherwise modified, the "GROUND LEASE") (the Fee Simple Land and Ground Lease Land are collectively referred to herein as the "LAND").

                (c) EASEMENTS. All easements, if any, benefiting the Land or the Improvements (as defined in SECTION 1.1(D) of this Agreement).

                (d) RIGHTS AND APPURTENANCES. All rights and appurtenances pertaining to the Land, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way.

                (e) IMPROVEMENTS. As applicable, all improvements and related amenities known as "1909 Woodall Rodgers Office Building" (the "IMPROVEMENTS") a five-story office building and an adjacent drive-through banking facility in and on the Land, and having an address of 1909 Woodall Rodgers Freeway, Dallas, Texas 75201.

                (f) LEASES. All leases, including all amendments and modifications thereof (the "LEASES") of space in the Property, concession leases, and all tenant security deposits held by Seller on the Closing Date (as defined in SECTION 6.1 of this Agreement).

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                (g)     TANGIBLE PERSONAL PROPERTY. All appliances, fixtures,
        equipment, machinery, furniture, carpet, drapes and other personal property, if any, owned by Seller and located on or about the Land and the Improvements (the "TANGIBLE PERSONAL PROPERTY").

                (h) CONTRACTS. To the extent assignable at no cost to Seller, the Contracts (as defined in SECTION 4.1(C) of this Agreement).

                (i) INTANGIBLE PROPERTY. To the extent assignable without the consent of third parties, all intangible property (the "INTANGIBLE PROPERTY"), if any, owned by Seller and pertaining to the Land, the Improvements, or the Tangible Personal Property including, without limitation, transferable utility contracts, transferable telephone exchange numbers, plans and specifications, engineering plans and studies, floor plans and landscape plans.

        1.2 INDEPENDENT CONSIDERATION. Upon execution of this Agreement, Purchaser has delivered to Seller, and Seller acknowledges receipt of, FIFTY AND NO/100 DOLLARS ($50.00) (the "INDEPENDENT CONSIDERATION"), as consideration for Purchaser's right to purchase the Property and for Seller's execution, delivery and performance of this Agreement. The Independent Consideration is in addition to and independent of any other consideration or payment provided for in this Agreement, is non-refundable and shall be retained by Seller notwithstanding any other provision of this Agreement.

                                       2.
                                 PURCHASE PRICE

        2.1 PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") for the Property shall be EIGHT MILLION SIX HUNDRED TWENTY-ONE THOUSAND SEVEN HUNDRED SIXTY-THREE AND NO/100 DOLLARS ($8,621,763.00) and shall be paid in cash by Purchaser to Seller at the Closing (as defined in SECTION 6.1 of this Agreement) by wire transfer in accordance with wire transfer instructions to be provided by Seller.

                                       3.
                                  EARNEST MONEY

        3.1 EARNEST MONEY. Purchaser shall deliver to the Title Company (as defined in SECTION 6.1 of this Agreement) (i) within two (2) business days after the date a fully-executed copy of this Agreement is delivered to the Title Company by Seller, by wire transfer in accordance with wire transfer instructions provided by the Title Company, the amount of EIGHTY-FOUR THOUSAND AND NO/100 DOLLARS ($84,000.00) (the "FIRST DEPOSIT"), and (ii) or on before the expiration of the Approval Period (as defined in SECTION 4.1.1 of this Agreement), by wire transfer in accordance with wire transfer instructions provided by Title Company, an additional EIGHTY-FOUR THOUSAND AND NO/100 DOLLARS ($84,000.00) (the "SECOND DEPOSIT") (the First Deposit and the Second Deposit, together with all interest accrued thereon, if any, is herein collectively called the "EARNEST MONEY") to be invested by the Title Company in an interest-bearing account as Purchaser and Seller shall direct. Seller shall have the option of terminating this Agreement if the full amount of Earnest Money is not delivered to the Title Company as prescribed in this SECTION 3.1. Purchaser agrees to promptly deliver or cause the Title Company to deliver written acknowledgment by the Title Company that the executed copy of this Agreement and the Earnest Money have been received by and are being held by the Title Company pursuant to the terms of this Agreement. If the sale of the Property is consummated under this Agreement, the Earnest Money shall be paid to Seller and applied to the payment of the Purchase Price at Closing. If Purchaser terminates this Agreement in accordance with any right to terminate granted to Purchaser by the terms of this Agreement, the Earnest Money shall be returned to Purchaser, and no party hereto shall have any

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further obligations under this Agreement except for such obligations which by their terms expressly survive the termination of this Agreement (the "SURVIVING OBLIGATIONS"). Purchaser agrees to deliver to Seller copies of all Reports (as defined in SECTION 4.2 of this Agreement) at the time the notice to terminate this Agreement is given. The obligations to deliver the Reports shall survive the termination of this Agreement.

                                       4.
                              CONDITIONS TO CLOSING

        4.1 SELLER'S OBLIGATIONS. Seller shall deliver to Purchaser the following:

                (a) TITLE COMMITMENT. Within twenty (20) days after the Effective Date (as defined in SECTION 10.13 of this Agreement), a Commitment for Owner's Policy of Title Insurance (the "TITLE COMMITMENT") with respect to the Property, issued by the Title Company, and legible copies of any restrictive covenants, easements, and other items listed as title exceptions therein.

                (b) SURVEY. Within twenty (20) days after the Effective Date, Seller shall deliver to Purchaser a current Survey of the Property.

                (c) CONTRACTS. Prior to the Effective Date, Seller has delivered to Purchaser copies of all contracts pertaining to the Property (the "CONTRACTS"), including, but not limited to, service contracts, equipment leases and maintenance contracts, to the extent in the possession of Olympus Real Estate Partners, LLC ("OLYMPUS").

                (d) RENT ROLL. Prior to the Effective Date, Seller has delivered to Purchaser a rent roll describing all Leases of space in the Improvements as of the last month Olympus has received such information from the property manager of the Property.

                (e) DUE DILIGENCE DOCUMENTS. Prior to the Effective Date, Seller has delivered to Purchaser the documents set forth on SCHEDULE 1 attached hereto.

Seller's failure to deliver to Purchaser items (a) through (e) above within twenty (20) days after the Effective Date shall not result in the extension of the Approval Period, and Purchaser's sole remedy therefor shall be Purchaser's right to terminate this Agreement by delivering written notice thereof to Seller within thirty (30) days after the Effective Date hereof and receive a return of the Earnest Money in which event neither party shall have any obligation hereunder except for the Surviving Obligations.

                4.1.1 PURCHASER'S SATISFACTION. During the period commencing on the Effective Date and ending January 19, 2004 (the "APPROVAL PERIOD"), the following matters shall be conditions precedent to Purchaser's obligations under this Agreement:

                (a) Purchaser's being satisfied in Purchaser's sole discretion that the Property is suitable for Purchaser's intended uses; and

                (b) Purchaser's being satisfied, in Purchaser's sole discretion, with the items listed above in SECTION 4.1(A) through
        SECTION 4.1(E) above, including the information reflected therein.

If Purchaser is not satisfied in its sole discretion as to the suitability of the Property for Purchaser's intended uses or any of the items listed above in
SECTION 4.1(A) through SECTION 4.1(E) above, Purchaser may give notice thereof to Seller on or before the expiration of the Approval Period, whereupon this

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Agreement shall terminate, and upon such termination, Purchaser shall be entitled to the return of the Earnest Money and neither party shall have any further obligation hereunder except for the Surviving Obligations. If Purchaser fails to give notice to Seller on or before the expiration of the Approval Period that Purchaser is not satisfied with the suitability of the Property or any of the items listed in SECTION 4.1(A) through SECTION 4.1(E) above, Purchaser shall be deemed to be satisfied with such matters and the conditions precedent in this SECTION 4.1.1 shall be deemed to be satisfied.

                4.1.2   TITLE COMMITMENT AND SURVEY.

                (a) In the event (i) the Survey shows any easement, right-of-way, encroachment, conflict, protrusion or other matter affecting the Property that is unacceptable to Purchaser, or (ii) any exceptions appear in the Title Commitment other than the standard printed exceptions set forth in the standard Texas form of Commitment for Title Insurance, that are unacceptable to Purchaser, Purchaser shall within five (5) business days after receipt of the Survey, the Title Commitment and copies of all documents referred to as exceptions in the Title Commitment, notify Seller in writing of such facts and the reasons therefor ("PURCHASER'S OBJECTIONS"). Upon the expiration of said five
        (5) business day period, except for Purchaser's Objections if same are timely raised, Purchaser shall be deemed to have accepted the form and substance of the Survey, all matters shown thereon, all exceptions to the Title Commitment and other items shown thereon. Notwithstanding anything to the contrary contained herein, except as otherwise set forth in SECTION 4.1.3 of this Agreement, Seller shall have no obligations to take any steps or bring any action or proceeding or otherwise to incur any effort or expense whatsoever to eliminate or modify any of the Purchaser's Objections. In the event Seller is unable or unwilling to eliminate or modify all of Purchaser's Objections to the reasonable satisfaction of Purchaser, Purchaser may (as its sole and exclusive remedy) terminate this Agreement by delivering notice thereof in writing to Seller by the earlier to occur of (i) the Closing Date or (ii) five
        (5) days after Seller's written notice to Purchaser of Seller's intent to not cure one or more of such Purchaser's Objections, in which event, the Earnest Money will be returned to Purchaser and neither party shall have any obligations hereunder other than the Surviving Obligations. Notwithstanding anything contained in this SECTION 4.1.2 to the contrary, in the event Purchaser does not receive all items to be delivered to Purchaser under SECTION 4.1(A) and (B) in the time frame set forth therein, Purchaser's rights shall be to terminate this Agreement as set forth in SECTION 4.1, and such rights shall not be modified or extended by the terms of this SECTION 4.1.2.

                (b) The term "Permitted Encumbrances" as used herein includes: (i) any easement, right of way, encroachment, conflict, discrepancy, overlapping of improvements, protrusion, lien, encumbrance, restriction, condition, covenant, exception or other matter with respect to the Property that is reflected or addressed on the Survey or the Title Commitment to which Purchaser fails to timely object pursuant to
        SECTION 4.1.2(A) of this Agreement; (ii) any Purchaser's Objection that remains uncured, for whatever reason, at the earlier to occur of (A) Closing hereunder or (B) five (5) business days after Seller notifies Purchaser that Seller is unwilling or unable to cure or modify Purchaser's Objections to the reasonable satisfaction of Purchaser; and
        (iii) the rights and interests of parties claiming under any Leases.

                (c) If between the date of the expiration of the Approval Period and the Closing Date, an updated Title Commitment shows any new exceptions arising through no fault of Purchaser which did not appear thereon as of the date of the initial title examination, then such new exceptions will be subject to the objection process set forth above in this SECTION 4.1.2.

                4.1.3 LIMITATIONS OF SELLER'S OBLIGATIONS. Notwithstanding anything contained herein to the contrary, Seller shall have no obligation to take any steps, bring any action or proceeding or incur any effort or expense whatsoever to eliminate, modify or cure any objection Purchaser may have pursuant to SECTION 4.1.1, SECTION 4.1.2 or SECTION 4.2. Notwithstanding anything contained herein to the contrary, Seller at its sole cost and expense on or before the Closing, shall remove of record (or bond around in a manner reasonably satisfactory to Purchaser and the Title Company) (a) any mortgage, deed of trust, assignment of leases and rents (or the equivalent), or financing statement executed by Seller, (b) any mechanic's lien for work contracted for by or on behalf of Seller, and (c) any judgment against Seller for sum certain, or U.S. tax lien or real property tax lien (except for any taxes not yet delinquent) of record affecting Seller's interest in the Land, which neither arises from nor was caused by any work, services or labor performed by, or any materials furnished to, or any other act or omission of, Purchaser or any of Purchaser's representatives, the cost of which removal (as it applies only to the matters described in (b) and (c) above) shall not in the aggregate exceed $250,000.00.

        4.2 INSPECTION. Purchaser shall be permitted full access to the Property and Purchaser may inspect, test, and survey: (a) the Property, (b) all financial records pertaining to the operation of the Property, (c) photocopies of all Leases and Contracts, as applicable, in the possession of Olympus, and
(d) all other records pertaining to the Property which are available at the Property or at Seller's or its property manager's offices, at any reasonable time during business hours at any time during the Approval Period. With respect to Purchaser's inspection of the records referenced in (c) above, Purchaser specifically acknowledges and agrees that (c) shall not be construed to require Seller to produce (i) information subject to attorney-client privilege, (ii) information subject to third party confidentiality policies or provisions, or
(iii) Seller's or Olympus' internal financial analysis. Notwithstanding the foregoing, Purchaser must obtain Seller's prior written approval of the scope and method of any environmental testing or investigation (other than a non-intrusive Phase I environmental inspection) and any inspection which would materially alter the physical condition of the Property, prior to Purchaser's commencement of such inspections or testing. In any event, Seller and its representatives, agents, and/or contractors shall have the right to be present during any such testing, investigation, or inspection. If such inspection reveals any fact or condition unacceptable to Purchaser, Purchaser shall notify Seller in writing prior to the expiration of the Approval Period of such unacceptable fact or condition and Seller shall have the right (without any obligation to do so) to correct same by the Closing Date. If Seller does not correct such unacceptable fact or condition by the Closing Date, Purchaser may terminate this Agreement, in which event the Earnest Money will be returned to Purchaser and neither party shall have any further right or obligation hereunder other than the Surviving Obligations. If Purchaser does not give such notification to Seller in writing prior to the expiration of the Approval Period, the said inspection of the Property shall be deemed satisfactory to Purchaser and, as applicable, Purchaser shall be deemed to have agreed to assume all obligations from and after the date of Closing with respect to the Leases and the Contracts. All information provided by Seller to Purchaser or obtained by Purchaser relating to the Property in the course of Purchaser's review, including, without limitation, any environmental assessment or audit (collectively, the "REPORTS") shall be treated as confidential information by Purchaser and Purchaser shall instruct all of its employees, agents, representatives and contractors as to the confidentiality of all such information. Purchaser shall restore the Property to its condition existing immediately prior to Purchaser's inspection thereof, and Purchaser shall be liable for all damage or injury to any person or property resulting from, relating to or arising out of any such inspection, whether occasioned by the acts of Purchaser or any of its employees, agents, representatives or contractors, and Purchaser shall indemnify and hold harmless Seller and its agents, employees, officers, directors, affiliates and asset managers from any liability resulting therefrom. This indemnification by Purchaser shall survive the Closing or the termination of this Agreement, as applicable.

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        4.3     PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser represents and warrants to Seller that (a) Purchaser is a partnership or corporation, duly organized and in good standing under the laws of the State of Texas, is qualified to do business in the State of Texas and has the power to enter into this Agreement and to execute and deliver this Agreement and to perform all duties and obligations imposed upon it hereunder, and Purchaser has obtained all necessary partnership and corporate authorizations required in connection with the execution, delivery and performance contemplated by this Agreement and has obtained the consent of all entities and parties necessary to bind Purchaser to this Agreement, and (b) neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions, or provisions of any agreement or instrument to which Purchaser, or any partner or related entity or affiliate of Purchaser, is a party or by which Purchaser, any partner or related entity or affiliate of Purchaser, or any of Purchaser's assets is bound, and (c) neither Purchaser nor any partner, related entity or affiliate of Purchaser is in any way affiliated with Seller, Olympus or any affiliate of Olympus, and (d) that, with respect to each source of funds to be used by it to purchase the Property (respectively, the "SOURCE"), at least one of the following statements shall be accurate as of the Closing Date: (i) the Source does not include the assets of (A) an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, or (B) a "plan" as defined in Section 4975(a) of the Internal Revenue Code of 1986, as amended ("CODE"), or (ii) the Source includes the assets of (A) an "employee benefit plan" as defined in Section 3(3) of ERISA or (B) a "plan" as defined in Section 4975 of the Code (each of which has been identified to the Seller in writing pursuant to this SECTION 4.3 at least ten (10) business days prior to the Closing Date), but the use of such Source to purchase the Property will not result in a nonexempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code. The Purchaser's representations and warranties set forth in this SECTION 4.3 shall survive the Closing or termination of this Agreement. Purchaser's representations and warranties contained herein must be true and correct through the Closing Date, and Purchaser's failure to notify Seller prior to the Closing Date of any inaccuracies shall be a default by Purchaser under this Agreement.

        4.4 SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Purchaser that (a) Seller has the full partnership/corporate right, power, and authority, without the joinder of any other person or entity, to enter into, execute and deliver this Agreement, and to perform all duties and obligations imposed on Seller under this Agreement, (b) neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions, or provisions of any agreement or instrument to which Seller is a party or by which Seller or any of Seller's assets is bound, and (c) to Seller's knowledge, the Leases delivered to Purchaser pursuant to this Agreement are true and complete copies of such Leases.

        4.5 KNOWLEDGE. As used herein, the term "to Seller's knowledge" shall mean only the current actual knowledge without inquiry" (as defined below) of the following designee of Seller and Olympus: Steve Lamberti. As used herein, the term "current actual knowledge without inquiry" shall mean only the actual, current and not constructive, imputed or implied knowledge of such designee without having made a review of the files or other inquiry. Anything herein to the contrary notwithstanding, such designee shall not have any personal liability or obligation whatsoever with respect to any of the matters set forth in this Agreement or any of the Seller's representation herein being or becoming untrue, inaccurate or incomplete in any respect. Notwithstanding anything to the contrary contained herein, Purchaser and any of its successor and assigns, shall be, deemed to have knowledge all matters and information set forth in the Reports (once received by Purchaser) and/or discovered by Purchaser as part of Purchaser's due diligence of the Property pursuant to this Agreement.


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        4.6     SURVIVAL: LIABILITY. Any and all of the representations and warranties of Seller as contained in this Agreement shall be true as of the Effective Date and the Closing Date and shall merge with the Deed and shall be void and of no further force or effect whatsoever from and after nine (9) months from the Closing Date. Consequently, Purchaser stipulates and agrees that from and after such nine (9) month period, it is entitled to and agrees to claim no damages of any kind with respect to any alleged breach and/or violation of any of such representations and/or warranties of Seller. Furthermore,

                (a) if Purchaser becomes aware prior to Closing of any inaccuracy of any of Seller's representations or warranties as set forth herein, Purchaser shall give Seller written notice of any such inaccuracy, and during the fifteen (15) day period after such notice, Seller shall have the right, but not the obligation, to cure any such inaccuracy to the satisfaction of Purchaser, and the Closing Date shall be extended for such period. In the event Purchaser becomes aware of any inaccuracy of any of Seller's representations and warranties prior to Closing and (a) Purchaser fails to give Seller notice thereof as required hereby or (b) following notice thereof, Seller fails or is unable to cure any such inaccuracy to the reasonable satisfaction of Purchaser, Purchaser's sole remedy for any such inaccuracy shall be to terminate this Agreement by delivering written notice of such termination to Seller on or before the Closing Date, in which event the Earnest Money will be returned to Purchaser and neither party shall have any obligation hereunder, except the Surviving Obligations.

                (b) if Purchaser becomes aware after Closing of any breach and/or violation of any of Seller's representations and/or warranties set forth herein, and Purchaser timely commences any action(s) to enforce any alleged breach and/or violation of any of the representations and/or warranties of Seller as set forth in this Agreement, then Purchaser's sole remedy shall be to seek recovery of its actual damages (but not special, consequential, speculative, punitive or other damages) and the amount of such damages, in the aggregate (with respect to any and all such breaches and/or violations) shall not exceed TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00), which such sum shall include all of Purchaser's attorneys' fees, costs, expert witness fees and court costs.

        4.7 TENANT ESTOPPEL CERTIFICATES AND SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENTS. As applicable, Seller agrees to submit or cause its property manager to submit within ten (10) days after the Effective Date hereof to each tenant or lessee under a Lease a request for such tenant or lessee to execute and deliver (i) a tenant estoppel certificate to Purchaser with respect to its Lease in the form attached hereto as EXHIBIT D-1 (each, an "ESTOPPEL"), and (ii) a subordination, non-disturbance and attornment agreement with respect to its Lease in the form attached hereto as EXHIBIT D-2 (each, an "SNDA"). It shall be a condition precedent to Purchaser's Closing obligations that Purchaser receive tenant estoppel certificates and SNDAs from (i) Bank One, Republic Title, Precept, and SFI of Delaware (collectively, the "MAJOR TENANTS"), plus
(ii) such number of other tenants which, together with the Major Tenants, collectively occupy at least 40,000 square feet of the Precept Office Building (collectively, the "REQUIRED ESTOPPELS" and "REQUIRED SNDAS") on the form of the Estoppel and SNDA or on the form promulgated by the tenant or required by the applicable lease agreement. If Purchaser does not receive the Required Estoppels and Required SNDAs as of the Closing Date, Purchaser may by written notice to Seller and the Title Company delivered before the Closing Date, terminate this Agreement, whereupon Purchaser shall be entitled to a return of the Earnest Money, and neither Purchaser nor Seller shall have any further obligation hereunder except for the Surviving Obligations. If Purchaser shall not have terminated this Agreement in accordance with this SECTION 4.7, Purchaser shall be deemed for all purposes to be satisfied with the responses to Seller's requests for tenant estoppel certificates and

SNDAs and the form and substance of each tenant estoppel certificate and SNDA and shall have no further right to terminate this Agreement based on the response or lack thereof with respect to the tenant estoppel certificates and SNDAs.

        4.8 DEFECTIVE CONDITION EXTENSION; TERMINATION. The obligations of Seller hereunder are subject to and contingent upon the following:

                In the event that subsequent to the execution of this Agreement Seller obtains knowledge of, or Purchaser's inspection of the Property reveals, either (a) the presence of any Hazardous Materials (as defined in SECTION 5.2 of this Agreement) or the violation or potential violation of any Environmental Requirements (as defined in SECTION 5.3 of this Agreement), and Seller did not previously have actual knowledge of either the presence of such Hazardous Materials or the extent of the presence of such Hazardous Materials, or (b) any structural or other defect in the Improvements, whether or not in violation of any applicable law, ordinance, code, regulation or decree of any governmental authority having jurisdiction over the Property (collectively, a "DEFECTIVE Condition"), which Seller, in its sole judgment, determines could constitute a potential liability to Seller after the Closing or should be remedied prior to the sale of the Property, Seller shall have the right upon written notice to Purchaser on or before the scheduled Closing Date either (i) to extend the Closing Date for the period of time necessary to evaluate the possibility of remediating the Defective Condition, but no more than thirty (30) days without the consent of Purchaser, and, if Seller so elects, to complete such remediation at Seller's sole cost and expense, or (ii) to terminate this Agreement upon written notice to Purchaser, in which event the Earnest Money shall be refunded to Purchaser and neither party shall have any further right or obligation hereunder other than the Surviving Obligations. The terms of this SECTION 4.8 are solely for the benefit of Seller and Purchaser shall have no additional right or remedy hereunder as a result of the exercise by Seller of its rights under this SECTION 4.8.

        4.9 GROUND LESSOR'S CONSENT AND ESTOPPEL CERTIFICATE. It shall be a condition precedent to Seller's Closing obligations under SECTION 6 that Seller receive from Ground Lessor a fully-executed Ground Lessor's Consent and Estoppel Certificate in the form attached hereto as EXHIBIT H and incorporated herein by this reference. It shall be a further condition precedent to Seller's Closing obligations hereunder that the Ground Lessor affirmatively release Seller under the Ground Lease for matters arising or accruing from and after the Closing and state that there does not exist any condition or event which, with notice, the passage of time, or both would constitute a default under the Ground Lease. If Seller does not receive such estoppel certificate without exceptions or qualifications as set forth above prior to Closing, Seller, upon written notice to Purchaser prior to Closing, may terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser and neither party shall have any further rights or obligations hereunder except for the Surviving Obligations. Purchaser covenants to Seller that Purchaser shall:

                (a) cooperate with Seller in obtaining Ground Lessor's written consent to the assignment of the Ground Lease to Purchaser; and

                (b) use its best efforts to obtain such consent within the Approval Period, including, without limitation, (i) upon request, attending any scheduled monthly meetings of Ground Lessor, (ii) forming any entity to which Purchaser wishes to assign this Agreement (which assignment must be effectuated in accordance with the terms of this Agreement) promptly and sufficiently in advance so that information regarding the ultimate purchasing entity can be provided to Ground Lessor, and (iii) providing Ground Lessor with all information reasonably requested by Ground Lessor regarding the purchasing entity, its experience with managing property such as the Property, and its financial capability (in connection with which Purchaser shall provide financial statements of Purchaser and any affiliated/related entities as may be reasonably necessary or desirable).

The terms and conditions of this SECTION 4.9 shall survive the Closing or termination of this Agreement.

        4.10 CONTINGENT SALE. The obligations of Seller hereunder are subject to and contingent upon the fully consummated purchase and sale of, among other things, those certain tracts of land pursuant to that certain Purchase and Sale Agreement dated of even date herewith (as amended from time to time, the "OLY MCKINNEY AGREEMENT") by and between Oly McKinney, L.P. and Purchaser.

        4.11 TERMINATION/CROSS DEFAULT. A termination by Purchaser for any reason of the Oly McKinney Agreement or the occurrence of an event which would constitute a default/breach by Purchaser under the Oly McKinney Agreement shall, at the option of Seller, in Seller's sole and absolute discretion, constitute a termination or default/breach of this Agreement. In the event Seller chooses to waive the foregoing termination or default/breach under this Agreement as a result of the termination or default/breach of the Oly McKinney Agreement, such waiver may, in Seller's sole and absolute discretion, be conditioned upon amending this Agreement to reflect a modification of the terms and conditions contained herein, including without limitation, Purchase Price and Earnest Money.

                                       5.
                   NO REPRESENTATIONS OR WARRANTIES BY SELLER;
                             ACCEPTANCE OF PROPERTY

        5.1 DISCLAIMER. PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES (OTHER THAN THE SPECIAL WARRANTY OF TITLE AS SET OUT IN THE DEED, AS DEFINED BELOW OR PURSUANT TO THE TERMS OF THIS AGREEMENT), PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER OR ANY TENANT MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, OR (H) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE IN OR ON THE PROPERTY OF HAZARDOUS MATERIALS (AS DEFINED BELOW) OR (I) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. ADDITIONALLY, NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY EXECUTION HEREOF OF PURCHASER ACKNOWLEDGES THAT NO PERSON HAS MADE, ANY REPRESENTATION, AGREEMENT, STATEMENT, WARRANTY, GUARANTY OR PROMISE REGARDING THE PROPERTY OR THE TRANSACTION CONTEMPLATED HEREIN OTHER THAN AS SET FORTH HEREIN; AND NO SUCH REPRESENTATION, WARRANTY, AGREEMENT, GUARANTY, STATEMENT OR PROMISE IF ANY, MADE BY ANY PERSON

ACTING ON BEHALF OF SELLER SHALL BE VALID OR BINDING UPON SELLER UNLESS EXPRESSLY SET FORTH HEREIN. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER, EXCEPT AS OTHERWISE SET FORTH HEREIN, AND AGREES TO ACCEPT THE PROPERTY AT THE CLOSING AND WAIVE ALL OBJECTIONS OR CLAIMS AGAINST SELLER (INCLUDING, BUT NOT LIMITED TO, ANY RIGHT OR CLAIM OF CONTRIBUTION) ARISING FROM OR RELATED TO THE PROPERTY OR TO ANY HAZARDOUS MATERIALS ON THE PROPERTY. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY, TRUTHFULNESS OR COMPLETENESS, EXCEPT AS OTHERWISE SET FORTH HEREIN, OF SUCH INFORMATION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENT, REPRESENTATION OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, CONTRACTOR, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" CONDITION AND BASIS WITH ALL FAULTS. IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT ALL OF THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY PURCHASER SUBJECT TO THE FOREGOING. THE PROVISIONS OF THIS SECTION 5 SHALL SURVIVE THE CLOSING OR ANY TERMINATION HEREOF.

        5.2 HAZARDOUS MATERIALS. "Hazardous Materials" shall mean any substance which is or contains (i) any "hazardous substance" as now or hereafter defined in ss.101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss.9601 ET SEQ.) ("CERCLA") or any regulations promulgated under CERCLA; (ii) any "hazardous waste" as now or hereafter defined in the Resource Conservation and Recovery Act (42 U.S.C. ss.6901 ET SEQ.) ("RCRA") or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. ss.2601 ET SEQ.); (iv) gasoline, diesel fuel, or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable;
(vi) polychlorinated biphenyls; (vii) radon gas; and (viii) any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under Environmental Requirements (as defined in SECTION
5.3 of this Agreement) or the common law, or any other applicable laws relating to the Property. Hazardous Materials shall include, without limitation, any substance, the presence of which on the Property, (A) requires reporting, investigation or remediation under Environmental Requirements; (B) causes or threatens to cause a nuisance on the Property or adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Property or adjacent property; or (C) which, if it emanated or migrated from the Property, could constitute a trespass.

        5.3 ENVIRONMENTAL REQUIREMENTS. "Environmental Requirements" shall mean all laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders, and decrees, now or hereafter enacted, promulgated, or amended, of the United States, the states, the counties, the cities, or any other political subdivisions in which the Property is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner of the Property, the Property, or the use of the Property, relating to pollution, the protection or regulation of human health, natural resources, or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or waste or Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water or land or soil).

                                       6.
                                     CLOSING

        6.1 CLOSING. The Closing (the "CLOSING") shall be held at the offices of Republic Title of Texas, Inc. (the "TITLE COMPANY") at 1909 Woodall Rodgers Freeway, Suite 400, Dallas, Texas 75201, Attention: Ms. Gwen Behrens, at a date designated by Seller and Purchaser on or before February 19, 2004 (the "CLOSING DATE"), unless the parties mutually agree in writing upon another place, time or date, or as provided in ARTICLE 7. Purchaser shall have the one-time right to extend the Closing Date up to an additional fifteen (15) days
(i) upon delivering prior written notice to Seller and Title Company on or before January 10, 2004, of Purchaser's election to extend the Closing Date pursuant hereto, and (ii) upon depositing with Title Company, on or before January 10, 2004, an additional ONE HUNDRED SIXTY-EIGHT THOUSAND AND NO/100 DOLLARS ($168,000.00), which amount shall be deemed additional Earnest Money and shall be governed in accordance with this Agreement.

        6.2 POSSESSION. Possession of the Property shall be delivered to Purchaser at the Closing.

        6.3 PRORATION. As applicable, all rents, other amounts payable by the tenants under the Leases, income, utilities and all other operating expenses with respect to the Property for the month in which the Closing occurs, and real estate and personal property taxes and other assessments with respect to the Property for the year in which the Closing occurs, shall be prorated to the date Seller receives the Purchase Price in immediately available funds with Seller receiving the benefits and burdens of ownership on the Closing Date.

                (a) If the Closing shall occur before rents and all other amounts payable by the tenants under the Leases and all other income from the Property have actually been paid for the month in which the Closing occurs, the apportionment of such rents and other amounts and other income shall be upon the basis of such rents, other amounts and other income actually received by Seller. Subsequent to the Closing, if any such rents and other income are actually received by Purchaser, all such amounts shall first be applied to post-closing rents due to Purchaser which are past due and the balance shall be immediately paid by Purchaser to Seller. Purchaser shall make a good faith effort and attempt to collect any such rents and other amounts and other income not apportioned at the Closing for the benefit of Seller, however, Purchaser shall not be required to expend any funds or institute any litigation in its collection efforts. Nothing in this SECTION 6.3(A) shall restrict Seller's right to collect delinquent rents directly from a tenant by any legal means.

                (b) If the Closing shall occur before the tax rate or the assessed valuation of the Property is fixed for the then current year, the apportionment of taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation. Subsequent to the Closing, when the tax rate and the assessed valuation of the Property is fixed for the year in which the Closing occurs, the parties agree to adjust the proration of taxes and, if necessary, to refund or repay such sums as shall be necessary to effect such adjustment. In the event the Property has been assessed for property tax purposes at such rates as could result in "roll-back" taxes upon changes in land usage or ownership of the Property, Purchaser agrees to pay all such taxes and indemnify and save Seller harmless from and against any and all claims and liabilities for such taxes.

                (c) If the Closing shall occur before the actual amount of utilities and all other operating expenses with respect to the Property for the month in which the Closing occurs are determined, the apportionment of such utilities and other operating expenses shall be upon the basis of an estimate by Seller of such utilities and other operating expenses for such month. Subsequent to the Closing, when the actual amount of such utilities and other operating expenses with respect to the Property for the month in which the Closing occurs are determined, the parties agree to adjust the proration of such utilities and other operating expenses and, if necessary, to refund or repay such sums as shall be necessary to effect such adjustment.

The agreements of Seller and Purchaser set forth in this SECTION 6.3 shall survive the Closing.

        6.4 CLOSING COSTS. Except as otherwise expressly provided herein, Seller shall pay, on the Closing Date, the cost of the initial Survey delivered to Purchaser pursuant to SECTION 4.1(B) of this Agreement, the title insurance premium for the base Fee Owner's Policy (as defined in SECTION 6.5(A) of this Agreement) and the base Leasehold Owner's Policy (as defined in SECTION 6.5(A) of this Agreement), the cost to record a release of any deeds of trust or financing statements executed by Seller and encumbering title to the Property, and one-half (1/2) of any escrow fees and other customary charges of the Title Company, and Purchaser shall pay, on the Closing Date, the cost of any update or revisions to the Survey, the cost of any endorsements or additional coverage over the base Owner's Policy, all recording costs other than as allocated to Seller pursuant to this SECTION 6.4, and one-half (1/2) of any escrow fees and other customary charges of the Title Company. Except as otherwise provided herein, each party shall pay its own attorneys' fees.

        6.5 SELLER'S OBLIGATIONS AT THE CLOSING. At the Closing, or at such other time as indicated below, Seller shall deliver to Purchaser the following:

                (a) TITLE POLICY. Within a reasonable period of time following Closing, (i) an Owner's Policy of Title Insurance in Texas standard form (the "FEE OWNER'S POLICY"), naming Purchaser as insured insuring that Purchaser owns good and indefeasible fee simple title to the Property, as applicable, subject only to the Permitted Encumbrances, and (ii) a Leasehold Owner's Policy of Title Insurance in Texas standard form (the "LEASEHOLD POLICY"), naming Purchaser as insured, insuring that Purchaser owns the leasehold interest to the Property, as applicable, subject only to the Permitted Encumbrances. Purchaser hereby acknowledges that in no event shall the aggregate cost to Seller of the premiums for such base policies exceed what the premium would have been had Seller paid one (1) premium for a base owner's policy of title insurance in Texas standard form in the amount of the Purchase Price. Purchaser, at Purchaser's sole expense, may elect to cause the Title Company to amend the survey exception to read "any shortages in area" or elect to obtain additional coverage or endorsements over the base Owner's Policy, but obtaining such additional coverage or endorsements will not be a condition precedent to Purchaser's Closing obligations pursuant to this Agreement.

                (b) EVIDENCE OF AUTHORITY. Such organizational and authorizing documents of Seller as shall be reasonably required by the Title Company to evidence Seller's authority to consummate the transactions contemplated by this Agreement.

                (c) FOREIGN PERSON. An affidavit of Seller certifying that Seller is not a "foreign person," as defined in the federal Foreign Investment in Real Property Tax Act of 1980, and the 1984 Tax Reform Act, as amended.

                (d) LEASES. As applicable, the originals of the Ground Lease and all of the Leases and all security deposits, if any, in the possession of Olympus on the Closing Date. Seller shall have no liability to Purchaser for any tenant security deposit not actually paid to Seller.

                (e) CONTRACTS. As applicable, the originals of all of the Contracts, if any, in the possession of Olympus.

        6.6 PURCHASER'S OBLIGATIONS AT THE CLOSING. At the Closing, Purchaser shall deliver to Seller the following:

                (a) PURCHASE PRICE. The Purchase Price by wire transfer of immediately available funds, less the Earnest Money if paid to Seller pursuant to SECTION 3.1 of this Agreement.

                (b) POST EFFECTIVE DATE LEASE EXPENSES. As applicable, immediately available funds in an amount equal to reasonable costs and expenses incurred and paid by Seller under (i) any new lease of space in the Improvements and (ii) any extension, renewal or modification of any lease of space in the Improvements, executed after the Effective Date. Said costs and expenses shall include, but not be limited to, costs incurred and paid by Seller for tenant improvements, leasing commissions, capital improvements as required under leases, and reasonable attorney's fees.

                (c) EVIDENCE OF AUTHORITY. Such organizational and authorizing documents of Purchaser as shall be reasonably required by Seller and/or the Title Company authorizing Purchaser's acquisition of the Property pursuant to this Agreement and the execution of this Agreement and any documents to be executed by Purchaser at the Closing.

                (d) TAXPAYER I.D. CERTIFICATE. Taxpayer I.D. Certificate in the form attached to this Agreement as EXHIBIT E.

        6.7 DOCUMENTS TO BE EXECUTED BY SELLER AND PURCHASER. At the Closing, Seller and Purchaser shall also execute and deliver the following:

                (a) DEED. As applicable, a Special Warranty Deed (the "DEED") conveying the Land and the Improvements to Purchaser in the form attached to this Agreement as EXHIBIT B.

                (b) TENANT NOTICES. As applicable, signed statements or notices to all tenants of the Property, in the form attached to this Agreement as EXHIBIT G, notifying such tenants that the Property has been transferred to Purchaser and that Purchaser is responsible for security deposits (specifying the amounts of such deposits), and, if applicable, otherwise complying with Section 92.105 of the Texas Property Code.

                (c) BILL OF SALE, ASSIGNMENT AND ASSUMPTION OF PERSONAL PROPERTY, SERVICE CONTRACTS, WARRANTIES AND LEASES. As applicable, a Bill of Sale, Assignment and Assumption of Personal Property, Service Contracts, Warranties and Leases (the "ASSIGNMENT") in the form attached to this Agreement as EXHIBIT C.

                (d) ASSIGNMENT OF GROUND LEASE AND IMPROVEMENTS AND ASSUMPTION OF GROUND LEASE. As applicable, an Assignment of Ground Lease and Improvements and Assumption of Ground Lease (the "ASSIGNMENT OF GROUND LEASE") in the form attached to this Agreement as EXHIBIT I.

                                       7.
                                  RISK OF LOSS

        7.1 CONDEMNATION. If, prior to the Closing, action is initiated to take any of the Property by eminent domain proceedings or by deed in lieu thereof, Purchaser may, within forty-five (45) days after receiving actual notice of such condemnation, (a) terminate this Agreement, in which event the Earnest Money shall be refunded to Purchaser and neither party shall have any further right or obligation hereunder other than the Surviving Obligations, or
(b) consummate the Closing, in which latter event all of Seller's assignable right, title and interest in and to the award of the condemning authority shall be assigned to Purchaser at the Closing and there shall be no reduction in the Purchase Price. Seller hereby agrees that in its notice of the condemnation delivered to Purchaser, Seller shall include, to the extent available: (i) amount of any proposed condemnation award, and (ii) any information relating to the proposed condemnation or award. Purchaser shall have the right to communicate directly with the condemning authority, so long as such communication does not materially or adversely affect the amount of the proposed condemnation award.

        7.2 CASUALTY. Except as provided in SECTIONS 4.2 and 5.1 of this Agreement, and only as applicable, Seller assumes all risks and liability for damage to or injury occurring to the Property by fire, storm, accident, or any other casualty or cause until the Closing has been consummated. If the Property, or any part thereof, suffers any damage in excess of $250,000.00 prior to the Closing from fire or other casualty, Purchaser may, within forty-five (45) days after receiving actual notice of such casualty, either (a) terminate this Agreement, in which event the Earnest Money shall be refunded to Purchaser and neither party shall have any further right or obligation hereunder other than the Surviving Obligations, or (b) consummate the Closing, in which latter event all of Seller's right, title and interest in and to the proceeds of any insurance covering such damage (less an amount paid or to be paid on account of the loss of rents or other income from the Property for the period prior to and including the Closing Date, all of which shall be payable to Seller), to the extent the amount of such insurance does not exceed the Purchase Price, shall be assigned to Purchaser at the Closing. If the Property, or any part thereof, suffers any damage less than $250,000.00 prior to the Closing, Purchaser agrees that it will consummate the Closing and accept the assignment of the proceeds of any insurance covering such damage plus an amount equal to Seller's deductible under its insurance policy and there shall be no reduction in the Purchase Price. Seller hereby agrees that in its notice of the casualty delivered to Purchaser, Seller shall include, to the extent available: (i) the supporting information with respect to how Seller determined whether the Property, or any part thereof, suffered damage in excess of $250,000, and (ii) any written notices received by Steve Lamberti after the Effective Date from Seller's insurance carrier denying Seller coverage for such casualty.

                                       8.
                                     DEFAULT

        8.1 BREACH BY SELLER. In the event that Seller shall fail to consummate this Agreement for any reason, except Purchaser's default or a termination of this Agreement by Purchaser or Seller pursuant to a right to do so under the provisions hereof, Purchaser, as its sole and exclusive remedy may either (a) terminate this Agreement and receive a refund of the Earnest Money and neither party shall have any further right or obligation hereunder other than the Surviving Obligations, or (b) pursue the remedy of specific performance of Seller's obligations under this Agreement; provided, however, that (i) Purchaser shall only be entitled to such remedy if (A) any such suit for specific performance is filed within sixty (60) days after Purchaser becomes aware of the default by Seller, (B) Purchaser is not in default under this Agreement, (C) Purchaser has tendered the Purchase Price to the Title Company in immediately available funds and the Title Company has acknowledged receipt of same, in writing, to Seller, and (D)

Purchaser has furnished ten (10) days prior written notice to Seller of its intent and election to seek specific enforcement of this Agreement; and (ii) notwithstanding anything to the contrary contained herein, Seller shall not be obligated to expend any sums to cure any defaults under this Agreement and if Purchaser seeks specific performance under this Agreement, Purchaser agrees to accept the Property in its "WHERE IS, AS IS" condition. Purchaser hereby agrees that prior to its exercise of any rights or remedies as a result of any defaults by Seller, Purchaser will first deliver written notice of said default to Seller, and if Seller so elects, Seller shall have the opportunity, but not the obligation, to cure such default within ten (10) days after Seller's receipt of such notice. In no event whatsoever shall Purchaser file any instrument of record against title to the Property; provided, however, Purchaser may file a lis pendens of this Agreement simultaneously with its filing of a suit for specific performance pursuant to this SECTION 8.1. Notwithstanding any of the foregoing to the contrary, in no event whatsoever shall Purchaser have the right to seek money damages of any kind as a result of any default by Seller under any of the terms of this Agreement. Notwithstanding the foregoing, solely in the event that the remedy of specific performance is not available to Purchaser as a result of Seller's conveyance of the Property to another third party, Purchaser shall have the right to terminate this Agreement and then pursue Seller for Purchaser's actual out-of-pocket costs as evidenced by bona fide paid invoices from third parties, provided, however, in no event shall such amount exceed $50,000.00 and in no event shall such amount include speculative, punitive or consequential damages. In no event shall Seller be liable to Purchaser for any punitive, speculative or consequential damages.

        8.2     BREACH BY PURCHASER.

                (a) If Purchaser fails to comply with any of the terms, conditions or obligations of this Agreement, Seller may terminate this Agreement and thereupon shall be entitled to the Earnest Money as liquidated damages (and not as a penalty) and as Seller's sole remedy and relief hereunder (except for the Surviving Obligations). Seller and Purchaser have made this provision for liquidated damages because it would be difficult to calculate, on the date hereof, the amount of actual damages for such breach, and Seller and Purchaser agree that these sums represent reasonable compensation to Seller for such breach.

                (b) Notwithstanding the provisions of SECTION 8.2(A) above, the foregoing shall not in any way limit, affect or impair any of Purchaser's indemnities as provided in SECTIONS 4.2, 6.3(B) or 10.2 of this Agreement.

                                       9.
                                FUTURE OPERATIONS

        9.1     FUTURE OPERATIONS.

                (a) From the date of this Agreement until the Closing or earlier termination of this Agreement:

                        (i) Seller will keep and maintain the Property in substantially its condition as of the date of this Agreement;

                        (ii) As applicable, Seller will perform all of Seller's obligations under the Contracts. Seller will not, without the prior written consent of Purchaser, modify, enter into, or renew any Contract which cannot be cancelled upon thirty
                                (30) days prior written notice.

                (b) As applicable, from the Effective Date until the Closing or earlier termination of this Agreement, Seller will not lease any space in the Improvements except on terms and conditions generally accepted in like transactions; provided, however, Purchaser shall deliver to Purchaser written notice of such new lease or lease modification, together with the estimated reimbursable leasing costs. From and after the date of expiration of the Approval Period until the Closing or earlier termination of this Agreement, Seller will not lease any space in the Improvements except upon the prior written approval of Purchaser (such approval not to be unreasonably withheld or delayed); provided, however, this limitation upon Seller shall not apply with respect to lease renewals, lease extensions, rights of first refusal or offer, or options pursuant to rights granted under leases existing as of the Effective Date so long as the same are in strict accordance with specific lease provisions (e.g. including, without limitation, fixed terms, rental rates, etc.). All reasonable costs and expenses incurred and paid by Seller under (i) any new lease entered into after the Effective Date and (ii) any extension, renewal or modification of an existing lease entered into after the Effective Date, shall be paid by Purchaser in accordance with SECTION 6.6(B) of this --------------- Agreement. Said costs and expenses shall include, but not be limited to, costs incurred and paid by Seller for tenant improvements, leasing commissions, capital improvements as required by leases, and reasonable attorney's fees. If Purchaser does not deliver written notice to Seller of its approval or disapproval of any matters for which Seller seeks Purchaser's approval as set forth above within five (5) business days after Purchaser's receipt of Seller's request for such approval, Purchaser shall be deemed to have approved such matters and to have agreed to assume all obligations with respect thereto so long as Seller's notice specifically includes costs for which reimbursement is sought.

                (c) Seller agrees to deliver to Purchaser copies of any written notices received by Steve Lamberti after the Effective Date (i) from governmental authorities with respect to a violation of any governmental requirements relating to the Property, and any change in zoning classification or condemnation proceedings, (ii) from tenants at the Property alleging a default by landlord under its lease or asserting a right of termination under its lease, (iii) from Seller's insurance carrier denying or otherwise modifying Seller's existing coverage, and
        (iv) service of process involving a claim against the Property.

                                      10.
                                  MISCELLANEOUS

        10.1 NOTICES. All notices, demands and requests which may be given or which are required to be given by either party to the other, and any exercise of a right of termination provided by this Agreement, shall be in writing and shall be deemed effective either: (a) on the date personally delivered to the address below, as evidenced by written receipt therefore, whether or not actually received by the person to whom addressed; (b) on the third (3rd) business day after being sent, by certified or registered mail, return receipt requested, addressed to the intended recipient at the address specified below; (c) on the first (1st) business day after being deposited into the custody of a nationally recognized overnight delivery service such as Federal Express Corporation, Emery or Purolator, addressed to such party at the address specified below, or (d) on the first (1st) business day after the date delivered by facsimile to the respective numbers specified below. For purposes of this SECTION 10.1, the addresses of the parties for all notices are as follows (unless changed by similar notice in writing given by the particular person whose address is to be changed):

        If to Seller:          WMC Management
                               5080 Spectrum Drive
                               Suite 1000 East
                               Addison, Texas 75001
                               Attention:        Steve Lamberti
                               Tel:              (972) 386-1672
                               Fax:              (972) 386-1662
                               Email:            slamberti@wmcmgt.com

         with a copy to:       Olympus Real Estate Partners, LLC
                               5080 Spectrum Drive
                               Suite 1050 East
                               Addison, Texas 75001
                               Attention:        Ron Hoyl
                               Tel:              (972) 908-2293
                               Fax:              (972) 980-2291
                               Email:            rhoyl@orep.com

         with a copy to:       Andrews Kurth LLP
                               1717 Main Street, Suite 3700
                               Dallas, Texas 75201
                               Attention:        Andrew L. Campbell, Esq.
                               Tel:              (214) 659-4511
                               Fax:              (214) 659-4401
                               Email:            acampbell@andrewskurth.com

         If to Purchaser:      PRG Realty Partners, Ltd.
                               One McKinney Plaza
                               3232 McKinney Avenue, Suite 1210
                               Dallas, Texas  75204
                               Attention:        Mark Robertson
                               Tel:              (214) 692-0300
                               Fax:              (214) 692-0003
                               Email:            markrob@prgdallas.com

         with a copy to:       Jackson Walker L.L.P.
                               901 Main Street, Suite 6000
                               Dallas, Texas 75202-3797
                               Attention:        Bryan C. Birkeland, Esq.
                               Tel:              (214) 953-5934
                               Fax:              (214) 953-5822
                               Email:            bbirkeland@jw.com

         If to Title Company:  Republic Title of Texas, Inc.
                               1909 Woodall Rodgers Freeway, Suite 400
                               Dallas, Texas 75201
                               Attention:        Ms. Gwen Behrens
                               Tel:              (214) 754-7000
                               Fax:              (214) 303-0935
                               Email:            gbehrens@republictitle.com

        10.2 REAL ESTATE COMMISSIONS. Seller shall pay to Livingston Advisors, LLC (hereinafter called "AGENT" whether one or more) upon the Closing of the transaction contemplated hereby, and not otherwise, a cash commission in the amount agreed on in a separate listing agreement between Seller and Agent. Said commission shall in no event be earned, due or payable unless and until the transaction contemplated hereby is closed and fully consummated strictly in accordance with the terms of this Agreement and Seller has received the Purchase Price in immediately available funds; if such transaction is not closed and fully consummated for any reason, including, without limitation, failure of title or default by Seller or Purchaser or termination of this Agreement pursuant to the terms hereof, then such commission will be deemed not to have been earned and shall not be due or payable. Except as set forth above with respect to Agent, neither Seller nor Purchaser has authorized any broker or finder to act on Purchaser's behalf in connection with the sale and purchase hereunder and neither Seller nor Purchaser has dealt with any broker or finder purporting to act on behalf of any other party. Purchaser agrees to indemnify and hold harmless Seller from and against any and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by Purchaser or on Purchaser's behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby. Seller agrees to indemnify and hold harmless Purchaser from and against any and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by Seller or on Seller's behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby. Purchaser acknowledges that, in accordance with the terms of the Real Estate License Act of the State of Texas, Agent has advised Purchaser that Purchaser should have the abstract covering the Property examined by an attorney of Purchaser's selection, or that Purchaser should be furnished with or obtain a policy of title insurance. Notwithstanding anything to the contrary contained herein, this SECTION 10.2 shall survive the Closing or any earlier termination of this Agreement.

        10.3 ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the parties relative to the subject matter hereof, and there are no oral or written agreements between the parties, nor any representations made by either party relative to the subject matter hereof, which are not expressly set forth herein.

        10.4 AMENDMENT. This Agreement may be amended only by a written instrument executed by the party or parties to be bound thereby.

        10.5 HEADINGS. The captions and headings used in this Agreement are for convenience only and do not in any way limit, amplify, or otherwise modify the provisions of this Agreement.

        10.6 TIME OF ESSENCE. Time is of the essence of this Agreement; however, if the final date of any period which is set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Texas, then, in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

        10.7 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Texas and the laws of the United States pertaining to transactions in such State.

        10.8 SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Agreement shall bind and inure to the benefit of Seller and Purchaser and their respective heirs, executors, administrators, personal and legal representatives, successors and permitted assigns. Purchaser shall not assign Purchaser's rights under this Agreement without the prior written consent of Seller, which consent may be withheld absolutely, provided, however, Purchaser may assign this Agreement without Seller's consent to an entity in which an affiliate of Purchaser or Purchaser's principals is the general partner or managing member of such assignee, subject, however, to the representations and warranties set forth in SECTION 10.20 of this Agreement. In the event Seller consents to such assignment, Purchaser and such assignee shall execute and deliver an Assignment of Purchase and Sale Agreement in the form attached hereto as EXHIBIT F. Any subsequent assignment may be made only with the prior written consent of Seller. No assignment of Purchaser's rights hereunder shall relieve Purchaser of its liabilities under this Agreement. This Agreement is solely for the benefit of Seller and Purchaser; there are no third party beneficiaries hereof. Any assignment of this Agreement in violation of the foregoing provisions shall be null and void. Notwithstanding anything to the contrary contained herein, Seller shall be entitled to assign its rights under this Agreement to one or more entities prior to the Closing Date without the necessity of Purchaser's consent, and upon such assignment and a conveyance of the Property to Seller's assignee, Seller shall be released from all obligations under this Agreement, "Seller" shall thereafter refer to and only to such assignee, and Purchaser agrees to look solely to such assignee for performance of all of Seller's obligations under this Agreement.

        10.9 INVALID PROVISION. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid, or unenforceable provision or by its severance from this Agreement.

        10.10 ATTORNEYS' FEES. In the event it becomes necessary for either party hereto to file suit to enforce this Agreement or any provision contained herein, the party prevailing in such suit shall be entitled to recover, in addition to all other remedies or damages, as provided herein, reasonable attorneys' fees incurred in such suit.

        10.11 MULTIPLE COUNTERPARTS. This Agreement may be executed in a number of identical counterparts which, taken together, shall constitute collectively one (1) agreement; in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart with each party's signature.

        10.12 EXPIRATION. The execution of this Agreement by Purchaser and the delivery hereof to Seller shall constitute an offer which shall be automatically withdrawn, revoked and terminated unless Seller accepts the same by executing this Agreement and delivering one fully executed counterpart hereof to the Title Company prior to 4:00 p.m. Central Standard Time the 19th day of December, 2003.

        10.13 EFFECTIVE DATE. As used herein the term "Effective Date" shall mean the first date the Title Company is in receipt of both this Agreement executed by Purchaser and Seller (whether in counterparts or not) and the Earnest Money.

        10.14 EXHIBITS. The following exhibits are attached to this Agreement and are incorporated into this Agreement by this reference and made a part hereof for all purposes:

                (a)     EXHIBIT A-1, the legal description of the Fee Simple
        Land.

                (b)     EXHIBIT A-2, the legal description of the Ground Lease
        Land.

                (c)     EXHIBIT B, the form of the Deed.

                (d)     EXHIBIT C, the form of the Assignment.

                (e)     EXHIBIT D-1, the form of the Estoppel.

                (f)     EXHIBIT D-2, the form of the SNDA.

                (g)     EXHIBIT E, the form of the Taxpayer I.D. Certificate.

                (h) EXHIBIT F, the form of Assignment of Purchase and Sale Agreement.

                (i)     EXHIBIT G, the form of Tenant Notice.

                (j) EXHIBIT H, the form of Ground Lessor's Consent and Estoppel Certificate.

                (k)     EXHIBIT I, the form of Assignment of Ground Lease.

                (l)     SCHEDULE 1, the list of Due Diligence Documents.

        10.15 NO RECORDATION. Seller and Purchaser hereby acknowledge that neither this Agreement nor any memorandum or affidavit thereof shall be recorded of public record in Dallas County, Texas or any other county. Should Purchaser ever record or attempt to record this Agreement, or a memorandum or affidavit thereof, or any other similar document, then, notwithstanding anything herein to the contrary, said recordation or attempt at recordation shall constitute a default by Purchaser hereunder, and, in addition to the other remedies provided for herein, Seller shall have the express right to terminate this Agreement by filing a notice of said termination in the county in which the Land is located.

        10.16 MERGER PROVISION. Except as otherwise expressly provided herein, including, without limitation, SECTION 4.6 of this Agreement, any and all rights of action of Purchaser for any breach by Seller of any representation, warranty or covenant contained in this Agreement shall merge with the Deed and other instruments executed at Closing, shall terminate at Closing and shall not survive Closing.

        10.17 JURY WAIVER. PURCHASER AND SELLER DO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, OR UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE DOCUMENTS DELIVERED BY PURCHASER AT CLOSING OR SELLER AT CLOSING, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ANY ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THIS AGREEMENT OR THE PROPERTY (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT AND ANY CLAIMS OR DEFENSES ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR SELLER TO ENTER INTO AND ACCEPT THIS AGREEMENT AND THE DOCUMENTS DELIVERED BY PURCHASER AT CLOSING AND SHALL SURVIVE THE CLOSING OF TERMINATION OF THIS AGREEMENT.

        10.18 LIMITATION ON LIABILITY. No present or future partner, director, officer, shareholder, employee, advisor, agent, attorney, asset manager, or subasset manager of or in Seller shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or in connection with the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller's assets for the payment of any claim or for any performance, and Purchaser hereby waives any and all such personal liability. The limitations on liability contained in this SECTION 10.18 are in addition to, and not in limitation of, any limitation on liability applicable to Seller provided in any other provision of this Agreement or by law or by any other contract, agreement or instrument.

        10.19   CONFIDENTIALITY. Without limiting the terms and conditions of
SECTION 4.2 of this Agreement, both Seller and Purchaser shall keep confidential and shall not disclose the terms of the transfers contemplated in this Agreement, including, without limitation, the Purchase Price and all other financial terms, without the prior written consent of the other party except:
(1) to such party's directors, officers, partners, investors, employees, legal counsel, accountants, engineers, architects, financial advisors and similar professionals and consultants to the extent such party deems it necessary or appropriate in connection with the transaction contemplated hereunder (and each party shall inform each of its foregoing parties of such party's obligations under this SECTION 10.19 and shall secure the agreement of such parties to be bound by the terms hereof) or (2) as otherwise required by law or regulation. Notwithstanding anything to the contrary contained herein, Purchaser shall be permitted to issue a press release regarding its acquisition of the Property so long as such press release does not disclose the business terms set forth in this Agreement or the identity of Seller or Olympus and so long as Purchaser first delivers a copy of its press release to Seller for Seller's verification of Purchaser's compliance with this SECTION 10.19.

        10.20 PROHIBITED PERSONS AND TRANSACTIONS. Purchaser and Seller each hereby represent that with respect to itself, neither it nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom United States persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.

PURCHASER:                     PRG REALTY PARTNERS, LTD.,
                               a Texas limited partnership

Date of Execution              By:      PRG REALTY, INC.,
by Purchaser:                           a Texas corporation,
                                        its General Partner

December 17, 2003
----------------------------
                                        By: /s/ Jon Mark Robertson
                                            --------------------------------
                                        Name:   Jon Mark Robertson
                                             -------------------------------
                                        Title:  Principal
                                              ------------------------------

SELLER:                        OLY UPTOWN GENERAL PARTNERSHIP,
                               a Texas general partnership

Date of Execution              By:      Oly Uptown GP, L.P.,
by Seller:                              a Texas limited partnership,
                                        its managing general partner
December 17, 2003
----------------------------
                                        By:   Oly Texas GP II, LLC,
                                              a Texas limited liability company
                                              its sole general  partner

                                              By: /s/ Robin K. Minick
                                                 ---------------------------
                                              Name    Robin K. Minick
                                                  --------------------------
                                              Title:  Vice President
                                                    ------------------------

The undersigned Title Company hereby acknowledges receipt of the First Deposit and a copy of this Agreement, and agrees to hold and dispose of the Earnest Money in accordance with the provisions of this Agreement.

TITLE COMPANY:                 REPUBLIC TITLE OF TEXAS, INC.

Date of Execution
by Title Company:
                               By: /s/ Gwen G. Behrens
                                  --------------------------------
December 22, 2003                 Name: Gwen G. Behrens
----------------------------           ---------------------------
                                  Title: Senior Vice President
                                        --------------------------